Exhibit 99.01
Cadence Reports Third Quarter 2022 Financial Results
SAN JOSE, Calif. — October 24, 2022 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the third quarter of 2022.

Cadence reported third quarter 2022 revenue of $903 million, compared to revenue of $751 million for the same period in 2021. On a GAAP basis, Cadence achieved operating margin of 29 percent and recognized net income of $186 million, or $0.68 per share on a diluted basis, in the third quarter of 2022, compared to operating margin of 26 percent and net income of $176 million, or $0.63 per share on a diluted basis, for the same period in 2021.

Using the non-GAAP measures defined below, operating margin for the third quarter of 2022 was 39 percent and net income was $290 million, or $1.06 per share on a diluted basis, compared to operating margin of 36 percent and net income of $222 million, or $0.80 per share on a diluted basis, for the same period in 2021.

“I’m pleased with our excellent results for Q3 driven by our technology leadership, strong execution, diversified customer base and resilient business model,” said Anirudh Devgan, president and chief executive officer. “Generational industry trends are driving continued investment by semiconductor and system companies, and our broad, differentiated portfolio positions us extremely well to help our customers accelerate their next generation innovation.”

“We delivered another quarter of strong financial results,” said John Wall, senior vice president and chief financial officer. “I am pleased that we exceeded all key operating metrics for the quarter, allowing us to raise our full year outlook.”

CFO Commentary
Commentary on the third quarter 2022 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2022, the company expects total revenue in the range of $870 million to $890 million. Fourth quarter GAAP operating margin is expected to be approximately 24 percent and GAAP net income per diluted share is expected to be in the range of $0.50 to $0.54. Using the non-GAAP measures defined below, operating margin is expected to be approximately 35 percent and net income per diluted share is expected to be in the range of $0.89 to $0.93.
For fiscal year 2022, the company expects total revenue in the range of $3.532 billion to $3.552 billion. On a GAAP basis, operating margin for 2022 is expected to be in the range of 29.7 percent to 30.7 percent and GAAP net income per diluted share for 2022 is expected to be in the range of $2.71 to $2.75. Using the non-GAAP measures defined below, operating margin for 2022 is expected to be in the range of 39.7 percent to 40.7 percent and net income per diluted share for 2022 is expected to be in the range of $4.20 to $4.24.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2022 financial results audio webcast today, October 24, 2022, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 24, 2022 at 5 p.m. (Pacific) and ending December 16, 2022 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For eight years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2022 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This document includes forward-looking statements which are based on current expectations and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those described in the forward-looking statements. Statements regarding our outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof constitute forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate OpenEye Scientific, Future Facilities or other acquired companies, businesses or technologies; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services or properties are subject; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q and future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	October 1, 2022	October 2, 2021
	(unaudited)
GAAP operating margin as a percent of total revenue	29%	26%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7%
Amortization of acquired intangibles	1%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation credits	0%	0%
Non-GAAP operating margin as a percent of total revenue	39%	36%

Net Income Reconciliation	Three Months Ended
	October 1, 2022	October 2, 2021
(in thousands)	(unaudited)
Net income on a GAAP basis	$186,305	$176,307
Stock-based compensation expense	73,451	52,746
Amortization of acquired intangibles	12,813	16,774
Acquisition and integration-related costs	11,418	5,326
Restructuring	14	(222)
Non-qualified deferred compensation credits	(2,885)	(351)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	4,539	815
Income tax effect of non-GAAP adjustments	4,433	(29,817)
Net income on a non-GAAP basis	$290,088	$221,578

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	October 1, 2022	October 2, 2021
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.68	$0.63
Stock-based compensation expense	0.27	0.19
Amortization of acquired intangibles	0.05	0.06
Acquisition and integration-related costs	0.04	0.02
Restructuring	—	—
Non-qualified deferred compensation credits	(0.01)	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.02	—
Income tax effect of non-GAAP adjustments	0.01	(0.10)
Diluted net income per share on a non-GAAP basis	$1.06	$0.80
Shares used in calculation of diluted net income per share	274,957	278,311

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 16, 2022, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s fourth quarter 2022 earnings release is published, which is currently scheduled for February 13, 2023.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
October 1, 2022 and January 1, 2022
(In thousands)
(Unaudited)

	October 1, 2022	January 1, 2022
Current assets:
Cash and cash equivalents	$1,026,051	$1,088,940
Receivables, net	391,181	337,596
Inventories	114,283	115,721
Prepaid expenses and other	138,968	173,512
Total current assets	1,670,483	1,715,769
Property, plant and equipment, net	348,238	305,911
Goodwill	1,348,494	928,358
Acquired intangibles, net	353,912	233,265
Deferred taxes	783,315	763,770
Other assets	463,645	439,226
Total assets	$4,968,087	$4,386,299
Current liabilities:
Revolving credit facility	$150,000	$—
Accounts payable and accrued liabilities	454,688	417,283
Current portion of deferred revenue	652,306	553,942
Total current liabilities	1,256,994	971,225
Long-term liabilities:
Long-term portion of deferred revenue	102,167	101,148
Long-term debt	647,799	347,588
Other long-term liabilities	252,999	225,663
Total long-term liabilities	1,002,965	674,399
Stockholders’ equity	2,708,128	2,740,675
Total liabilities and stockholders’ equity	$4,968,087	$4,386,299

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended October 1, 2022 and October 2, 2021
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue:
Product and maintenance	$845,788	$706,160	$2,494,317	$2,093,098
Services	56,766	44,735	167,524	122,110
Total revenue	902,554	750,895	2,661,841	2,215,208
Costs and expenses:
Cost of product and maintenance	62,351	54,185	203,863	174,933
Cost of services	25,249	22,402	74,245	62,380
Marketing and sales	152,925	143,401	432,407	412,194
Research and development	323,629	289,105	901,121	845,324
General and administrative	73,688	42,990	174,051	123,275
Amortization of acquired intangibles	3,946	5,000	13,543	14,661
Restructuring	14	(222)	42	(968)
Total costs and expenses	641,802	556,861	1,799,272	1,631,799
Income from operations	260,752	194,034	862,569	583,409
Interest expense	(5,463)	(4,196)	(13,852)	(12,729)
Other income (expense), net	(3,017)	(1,143)	(13,879)	3,701
Income before provision for income taxes	252,272	188,695	834,838	574,381
Provision for income taxes	65,967	12,388	226,278	55,005
Net income	$186,305	$176,307	$608,560	$519,376
Net income per share - basic	$0.69	$0.65	$2.24	$1.90
Net income per share - diluted	$0.68	$0.63	$2.21	$1.86
Weighted average common shares outstanding - basic	271,131	273,194	271,694	273,636
Weighted average common shares outstanding - diluted	274,957	278,311	275,683	279,046

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended October 1, 2022 and October 2, 2021
(In thousands)
(Unaudited)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash and cash equivalents at beginning of period	$1,088,940	$928,432
Cash flows from operating activities:
Net income	608,560	519,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,178	106,962
Amortization of debt discount and fees	810	952
Stock-based compensation	197,190	155,860
(Gain) loss on investments, net	4,777	(330)
Deferred income taxes	(49,834)	(34,566)
Provisions for losses on receivables	471	234
ROU asset amortization and change in operating lease liabilities	(883)	(2,917)
Other non-cash items	158	146
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(57,309)	15,132
Inventories	(8,020)	(25,608)
Prepaid expenses and other	30,596	36,632
Other assets	17,644	8,127
Accounts payable and accrued liabilities	24,514	10,501
Deferred revenue	113,712	84,183
Other long-term liabilities	(2,305)	10,417
Net cash provided by operating activities	978,259	885,101
Cash flows from investing activities:
Purchases of non-marketable investments	(1,000)	—
Proceeds from the sale of non-marketable investments	—	128
Purchases of property, plant and equipment	(86,295)	(49,977)
Purchases of intangible assets	(1,000)	—
Cash paid in business combinations, net of cash acquired	(586,163)	(220,026)
Net cash used for investing activities	(674,458)	(269,875)
Cash flows from financing activities:
Proceeds from term loan	300,000	—
Proceeds from revolving credit facility	450,000	—
Payment on revolving credit facility	(300,000)	—
Payment of debt issuance costs	(425)	(1,285)
Proceeds from issuance of common stock	103,682	83,632
Stock received for payment of employee taxes on vesting of restricted stock	(103,093)	(108,185)
Payments for repurchases of common stock	(750,062)	(502,301)
Net cash used for financing activities	(299,898)	(528,139)
Effect of exchange rate changes on cash and cash equivalents	(66,792)	(1,700)
Increase (decrease) in cash and cash equivalents	(62,889)	85,387
Cash and cash equivalents at end of period	$1,026,051	$1,013,819

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2021					2022
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	46%	44%	46%	43%	45%	47%	45%	45%
China	12%	14%	13%	12%	13%	16%	13%	17%
Other Asia	18%	19%	18%	21%	19%	18%	18%	17%
Europe, Middle East and Africa	18%	17%	17%	18%	17%	14%	18%	16%
Japan	6%	6%	6%	6%	6%	5%	6%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2021					2022
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Custom IC Design and Simulation	23%	23%	23%	24%	23%	22%	23%	22%
Digital IC Design and Signoff	27%	28%	29%	29%	29%	27%	27%	29%
Functional Verification, including Emulation and Prototyping Hardware	26%	25%	23%	21%	24%	28%	24%	25%
IP	14%	13%	14%	14%	13%	13%	14%	12%
System Design and Analysis	10%	11%	11%	12%	11%	10%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 24, 2022
(Unaudited)

	Three Months Ending December 31, 2022	Year Ending December 31, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~24%	29.7% - 30.7%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7.7%
Amortization of acquired intangibles	2%	1.7%
Acquisition and integration-related costs	1%	0.9%
Non-qualified deferred compensation credits	0%	(0.3)%
Non-GAAP operating margin as a percent of total revenue†	~35%	39.7% - 40.7%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 24, 2022
(Unaudited)

	Three Months Ending December 31, 2022	Year Ending December 31, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.50 to $0.54	$2.71 to $2.75
Stock-based compensation expense	0.27	0.98
Amortization of acquired intangibles	0.05	0.22
Acquisition and integration-related costs	0.04	0.12
Non-qualified deferred compensation credits	—	(0.04)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.06
Income tax effect of non-GAAP adjustments	0.03	0.15
Diluted net income per share on a non-GAAP basis†	$0.89 to $0.93	$4.20 to $4.24

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 24, 2022
(Unaudited)

	Three Months Ending December 31, 2022	Year Ending December 31, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$137 to $147	$746 to $756
Stock-based compensation expense	74	271
Amortization of acquired intangibles	15	60
Acquisition and integration-related costs	10	33
Non-qualified deferred compensation credits	—	(12)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	17
Income tax effect of non-GAAP adjustments	9	42
Net income on a non-GAAP basis†	$245 to $255	$1,157 to $1,167

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.